UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2015 (December 9, 2015)

BLOUNT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4909 SE International Way, Portland, Oregon		97222-4679
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 653-8881
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On December 9, 2015, Blount International, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ASP Blade Intermediate Holdings, Inc., a Delaware corporation (“Parent”), and ASP Blade Merger Sub, Inc., a newly formed Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.  Parent and Merger Sub are beneficially owned by affiliates of American Securities LLC (the “Sponsor”).  The Merger Agreement was unanimously approved by the independent members of the board of directors of the Company (the “Board”), acting upon the unanimous affirmative recommendation of a special committee composed of independent directors of the Board (the “Special Committee”).  Mr. Joshua L. Collins, Chief Executive Officer of the Company and Chairman of the Board, and Mr. David A. Willmott, President, Chief Operating Officer of the Company and a member of the Board, recused themselves from the Board approval of the Merger Agreement.

At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the Merger (other than (i) shares owned by Parent (including shares owned by the Rollover Stockholders (as defined below) to be acquired by Parent or one of its affiliates prior to the effective time of the Merger), Merger Sub or any other direct or indirect wholly owned subsidiary of Parent and shares owned by the Company or any direct or indirect wholly owned subsidiary of the Company, in each case not held on behalf of third parties, and (ii) shares owned by stockholders who have perfected and not withdrawn demands for, or lost the right to, appraisal rights under Delaware law) will be converted into the right to receive $10.00 per share in cash (the “Per Share Merger Consideration”), without interest.

At the effective time of the Merger, each stock option outstanding immediately prior to the effective time of the Merger, whether then vested or unvested, (i) will be canceled without payment if such stock option has an exercise price greater than the Per Share Merger Consideration, and (ii) if the exercise price of such stock option is not greater than the Per Share Merger Consideration, will entitle the holder thereof to receive from the Company an amount in cash equal to the product of (x) the total number of shares subject to such stock option and (y) the excess of the Per Share Merger Consideration over the exercise price per share of such stock option.

At the effective time of the Merger, each stock appreciation right outstanding immediately prior to the effective time of the Merger, whether then vested or unvested, (i) will be canceled without payment if such stock appreciation right has a reference price per share greater than the Per Share Merger Consideration, and (ii) if the reference price of such stock appreciation right is not greater than the Per Share Merger Consideration, will entitle the holder thereof to receive from the Company an amount in cash equal to the product of (x) the total number of shares subject to such stock appreciation right and (y) the excess of the Per Share Merger Consideration over the reference price per share of such stock appreciation right.

At the effective time of the Merger, each restricted stock unit or deferred stock unit in respect of shares outstanding immediately prior to the effective time of the Merger, whether then vested or unvested, will be canceled and will entitle the holder thereof to receive from the Company an amount in cash equal to the product of (x) the total number of shares subject to such restricted stock unit or deferred stock unit and (y) the Per Share Merger Consideration.

In connection with the Merger, affiliates of P2 Capital Partners, LLC (collectively, “P2”), which, based on public filings, hold approximately 14.99% of the Company common stock issued and outstanding as of December 9, 2015, have entered into a share rollover agreement with ASP Blade Holdings, Inc., a Delaware corporation and an affiliate of Parent (“Holdings”), pursuant to which P2 will exchange certain of its shares of Company common stock for equity securities of Holdings.  Messrs. Collins and Willmott (together with P2, the “Rollover Stockholders”) are each also expected to be party to a share rollover agreement, pursuant to which each will exchange their shares of Company common stock for equity securities of Holdings, and are each expected to continue their employment with the Company following the Merger.

Consummation of the Merger is subject to customary conditions, including (i) the applicable vote of the stockholders of the Company under Delaware law (the “Company Requisite Vote”), (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain non-U.S. governmental clearances, and (iii) the absence of any order, judgment, injunction, award, decree or writ of any governmental entity of competent jurisdiction prohibiting or rendering illegal the closing of the Merger or the other transactions contemplated by the Merger Agreement.  Moreover, the obligations of Parent and Merger Sub, on the one hand, and the Company, on the other hand, to consummate the Merger are subject to certain other conditions, including, without limitation, (x) the accuracy of the other party’s representations and warranties (subject to certain materiality qualifiers) and (y) the other party’s performance of its obligations and covenants contained in the Merger Agreement in all material respects.  In addition, the obligations of Parent and Merger Sub to consummate the Merger are subject to the absence of any change, event, fact, condition, effect or occurrence that, individually or in the aggregate with all other such changes, events, facts, conditions, effects or occurrences, has had a material adverse effect on (x) the business, financial condition, assets, liabilities, properties or results of operations of the Company and its subsidiaries, taken as a whole, or (y) the ability of the Company to consummate the Merger (either of the foregoing being a “Company Material Adverse Effect”) from the date of the Merger Agreement through the closing of the Merger, subject, in each case, to certain exclusions set forth in the Merger Agreement.  Parent is also not required to consummate the Merger until two business days after completion of a marketing period for the debt financing it is using to fund a portion of the aggregate Per Share Merger Consideration.

Parent and Merger Sub have obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement.  Certain funds of the Sponsor have committed to capitalize Parent, immediately prior to the closing of the Merger, with an equity contribution in an amount of $475,000,000 in the aggregate, on the terms and subject to the conditions set forth in the equity commitment letter, dated as of December 9, 2015, between certain funds of the Sponsor and Parent (the “Equity Commitment Letter”). Certain funds of the Sponsor and P2 have also provided the Company with a limited guarantee in favor of the Company, which guarantees the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any reverse termination fee that may become payable by Parent (described further below).

Barclays Bank PLC (“Barclays”) and KeyBanc Capital Markets Inc. (together with Barclays, the “Lead Arrangers”) have committed to provide a senior secured term loan facility in an aggregate principal amount of $475,000,000 (comprised of a U.S. dollar tranche in an aggregate principal amount of $300,000,000 and a Euro tranche in an aggregate principal amount of the Euro equivalent of $175,000,000) and a senior secured revolving credit facility in an aggregate principal amount of $75,000,000, in each case on the terms and subject to the conditions set forth in a debt commitment letter, dated as of December 9, 2015 (the “Debt Commitment Letter”).  The Lead Arrangers will act as joint lead arrangers and joint bookrunners for the debt financing.  The obligation of the Lead Arrangers to provide debt financing under the Debt Commitment Letter is subject to a number of conditions, including without limitation: (a) delivery of executed definitive loan documentation, including security documentation, consistent with the documentation principles set forth in the Debt Commitment Letter; (b) delivery of certain customary closing documents (including, among others, legal opinions and corporate documents), lien searches and a borrowing notice; (c) delivery of certain Company financial statements; (d) payment of applicable fees and expenses; (e) repayment in full of all obligations under the Credit Agreement, dated as of May 5, 2015, among Blount, Inc. and Omark Properties, Inc., as borrowers, the Company, certain subsidiaries of the Company as guarantors, Bank of America, N.A., as administrative agent and the other lenders and agents party thereto; (f) delivery of a solvency certificate; (g) delivery of information under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act; (h) consummation of the Merger in accordance with the Merger Agreement (without giving effect to any amendments to the Merger Agreement or any waivers or consents thereof that are materially adverse to the lenders under such facilities, in each case without the consent of the Lead Arrangers); (i) the accuracy of the representations and warranties made by the Company in the Merger Agreement which are material to the lenders under such facilities to the extent required in the Merger Agreement, but solely to the extent that Parent and Merger Sub have the right not to consummate the transactions contemplated thereby or to terminate their obligations thereunder, in each case as a result of a breach of such representations and warranties, and the accuracy of certain specified representations and warranties in the loan documents; (j) a condition that, since the date of the Merger Agreement, there has not occurred any Company Material Adverse Effect that remains in effect; (k) delivery to the Lead Arrangers of certain Company financial statements and a customary confidential information memorandum containing information customarily provided by a borrower; and (l) expiration of a 15 consecutive business day marketing period following the delivery of the confidential information memorandum; provided, that such 15 consecutive business day period will not commence on or prior to January 4, 2016, and is subject to certain customary blackout dates.  The final termination date for the Debt Commitment Letter is the first to occur of (i) the termination of the Merger Agreement, (ii) June 4, 2016, (iii) the consummation of the Merger and (iv) the initial funding of the senior secured credit facilities.

The Merger Agreement requires Parent to use its reasonable best efforts to arrange and obtain the financing on the terms and subject to the conditions described in the Equity Commitment Letter and Debt Commitment Letter.  The obligation of Parent and Merger Sub to close the Merger is not conditioned upon the consummation of the financing.

The Company, Parent and Merger Sub have made customary representations and warranties in the Merger Agreement.  Many of the representations made by the Company are subject to and qualified by materiality standards (including, in certain instances, a Company Material Adverse Effect standard).  The Company, Parent and Merger Sub have also made certain covenants in the Merger Agreement, including covenants regarding: (i) the operation of the business of the Company and its subsidiaries prior to the closing of the Merger; (ii) the convening of a meeting of the Company’s stockholders for the purposes of considering and voting upon the adoption of the Merger Agreement (the “Stockholders’ Meeting”); and (iii) required efforts to make effective the Merger and the other transactions contemplated by the Merger Agreement (including Parent’s financing).

During the period from the date of the Merger Agreement until the end of the day on January 28, 2016 (the “Go-Shop Period”), the Company may initiate, solicit or otherwise encourage any inquiries regarding alternative acquisition proposals and may engage in, continue or otherwise participate in discussions or negotiations with third parties regarding, or provide any information to third parties relating to, alternative acquisition proposals.  After the expiration of the Go-Shop Period, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals, except that the Company may continue to engage in the aforementioned activities with certain third parties that contacted the Company and made alternative acquisition proposals during the Go-Shop Period that the Board (acting upon the affirmative recommendation of the Special Committee) or the Special Committee has determined either constitute or would reasonably be expected to result in a Superior Proposal (as defined below) (each, an “Excluded Party”).

Notwithstanding the limitations applicable following the expiration of the Go-Shop Period, prior to the receipt of the Company Requisite Vote, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to unsolicited alternative acquisition proposals that the Board (acting upon the affirmative recommendation of the Special Committee) or the Special Committee has determined either constitute or would reasonably be expected to result in a Superior Proposal. A “Superior Proposal” is a bona fide written alternative acquisition proposal for 75% or more of the total voting power of the Company or 75% or more of the total consolidated revenue, net income, EBITDA or assets of the Company, in each case that the Board (acting upon the affirmative recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with financial advisors and outside legal counsel, is reasonably likely to be consummated in accordance with its terms and, if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Merger.

The Merger Agreement contains certain termination rights for the Company and Parent.  Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee.  If the termination fee becomes payable by the Company due to (x) the Company’s entry into a definitive acquisition agreement with respect to, or (y) a change of the Board’s or the Special Committee’s recommendations to the Company’s stockholders with respect to the Stockholders’ Meeting as a result of, an alternative acquisition proposal first received from an Excluded Party on or before March 9, 2016, the amount of the termination fee will be $7,327,000. If the termination fee becomes payable by the Company under any other circumstance, the amount of the termination fee will be $14,654,000. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $39,100,000 if the Merger Agreement is terminated by the Company because of Parent’s breach of the Merger Agreement or because Parent has not closed the Merger within two business days of notice, delivered after completion of the marketing period, that all conditions to closing (other than those that by their nature cannot be satisfied other than at the closing) have been satisfied.

The Merger Agreement has been included in this filing to provide investors with information regarding its terms. It is not intended to be a source of financial, business, operational or other factual information about the Company. In particular, the representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and made as of the dates specified therein; are solely for the benefit of the parties to the Merger Agreement; may be subject to limitations or qualifications agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified or limited by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to a standard of materiality provided for in the Merger Agreement that differs from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing description of the Merger Agreement, the Merger and the other proposed transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

Cooperation Agreement

P2 has entered into a cooperation agreement (the “Cooperation Agreement”) to vote certain or all of its shares in accordance with the recommendation of the Board regarding the Merger Agreement and any Superior Proposal.  Pursuant to the terms of the Cooperation Agreement, at any meeting of the stockholders of the Company upon which a vote with respect to the Merger Agreement or any Superior Proposal is sought, P2 will vote (x) in the case of the Merger Agreement or an all-cash Superior Proposal, all of its shares in accordance with the recommendation made to the Company’s stockholders by the Board, or (y) in the case of a Superior Proposal that is not an all-cash Superior Proposal, in the same proportion as the votes cast by the unaffiliated stockholders of the Company.  The Cooperation Agreement terminates in the event the Merger is consummated or the Merger Agreement is terminated, unless (i) either party terminates the Merger Agreement because the Company Requisite Vote was not obtained at the Stockholders’ Meeting and at the time of termination a third party has made a Superior Proposal, (ii) the Company terminates the Merger Agreement prior to the Company Requisite Vote being obtained, enters into an alternative acquisition agreement with respect to a Superior Proposal and pays the applicable termination fee or (iii) Parent terminates the Merger Agreement because, prior to the Company Requisite Vote being obtained, the Board (acting upon the affirmative recommendation of the Special Committee) or the Special Committee has made and not withdrawn a change of its recommendation to the Company’s stockholders with respect to the Stockholders’ Meeting.

The foregoing description of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Cooperation Agreement attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On December 10, 2015, the Company issued a press release announcing the execution of the Merger Agreement and related matters. A copy of that press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

“Forward looking statements” in this Current Report on Form 8-K, including without limitation statements regarding the proposed transaction, the expected timetable for completing the proposed transaction, the Company’s “outlook,” “expectations,” “beliefs,” “plans,” “indications,” “estimates,” “anticipations,” “guidance” and their variants, as defined by the Private Securities Litigation Reform Act of 1995, are based upon available information and upon assumptions that the Company believes are reasonable; however, these forward looking statements involve certain risks and should not be considered indicative of actual results that the Company may achieve in the future. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, in particular, among other things, the ability to consummate the proposed transaction in the time frame expected by the parties or at all; any conditions imposed on the parties in connection with the consummation of the proposed transactions; the ability to obtain requisite regulatory approvals on the proposed terms and schedule; the ability to obtain approval of the proposed transaction by the Company’s stockholders and the satisfaction of the other conditions to the consummation of the proposed transaction; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers and customers; the ability of third parties to fulfill their obligations relating to the proposed transaction, including providing financing under current financial market conditions; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” and “Forward Looking Statements” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

Important Additional Information

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by American Securities LLC and P2 Capital Partners, LLC.  In connection with the proposed acquisition, the Company plans to file relevant materials with the SEC, including the Company’s Proxy Statement in preliminary and definitive form.  Before making any voting decision, stockholders of the Company are urged to read all relevant documents filed with the SEC, including the Company’s proxy statement when it becomes available, because they will contain important information about the proposed transaction and the parties to the proposed transaction.  Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s website at www.sec.gov, or free of charge from the Company on the Investor Relations Page of its corporate website at http://www.blount.com, or by directing a request to Blount International, Inc., Investor Relations, 4909 SE International Way, Portland, Oregon 97222.

Participants in Solicitation

The Company and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders with respect to the proposed transaction.  Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2015. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, is set forth in the materials filed by the Company with the SEC, and will be set forth in the proxy statement relating to the proposed transaction when it becomes available. Investors should read such materials carefully before making any voting or investment decision.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.  The following Exhibits are filed as part of this Current Report on Form 8-K:

2.1	Agreement and Plan of Merger, dated as of December 9, 2015, among the Company, Parent and Merger Sub.

10.1	Cooperation Agreement, dated as of December 9, 2015, among the Company and P2.

99.1	Press Release of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOUNT INTERNATIONAL, INC.

Date: December 10, 2015	By:	/s/ Chad E. Paulson
		Name:	Chad E. Paulson
		Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of December 9, 2015, among the Company, Parent and Merger Sub.

10.1	Cooperation Agreement, dated as of December 9, 2015, among the Company and P2.

99.1	Press Release of the Company.